Exhibit 10.3

EXECUTION COPY

PLEDGE AGREEMENT

Dated August 31, 2005

From

The Pledgor referred to herein

as Pledgor

to

Credit Suisse, Cayman Islands Branch

as Collateral Agent

Cheniere Pledge Agreement

T A B L E   O F   C O N T E N T S

Cheniere Pledge Agreement

Schedules

Schedule I	–	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization, Organizational Identification Number and Trade Names

Schedule II	–	Pledged Equity

Schedule III	–	Changes in Name, Location, Etc.

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ii

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated August 31, 2005 (this “Agreement”) made by Cheniere LNG-LP Interests, LLC, a Delaware limited liability company (the “Pledgor”), to Credit Suisse, Cayman Islands Branch, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

(1) Cheniere LNG Holdings, LLC, a Delaware limited liability company (the “Borrower”), has entered into a Credit Agreement dated as of August 31, 2005 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).

(2) Pursuant to the Credit Agreement, the Pledgor is entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Lender Parties a security interest in the Collateral (as hereinafter defined).

(3) Pursuant to a the Crest Settlement Documents, the Pledgor is prohibited from creating or allowing to be created any lien, security interest or other encumbrance on any of the Pledgor’s assets for borrowed money that is senior to or pari passu with the Obligations of the Pledgor to Crest (excluding certain project financing arrangements); therefore, the parties hereto intend that the security interests granted herein to the Collateral Agent is also for the benefit of Crest and the rights and interests of Crest with respect to the Collateral shall be senior to the rights and interests of the Collateral Agent for the benefit of the Secured Lender Parties as provided herein.

(4) The Pledgor is the owner of 100% of all Equity Interests of the Borrower, which consists of as of the date hereof (the “Initial Pledged Equity”) the Equity Interests described in Schedule II hereto and issued by the Persons named therein.

(5) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Pledgor shall have granted the security interest contemplated by this Agreement.

(6) The Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(7) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection

Cheniere Pledge Agreement

or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Pledgor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. The Pledgor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto; and

(b) all additional shares or units and other Equity Interests of or in the Borrower or any successor entity from time to time issued by the Borrower or acquired by the Pledgor in any manner (such shares, units and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(c) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) and (b) and this clause (c)).

Section 2. Security for Obligations. This Agreement secures, in the case of the Pledgor, (i) all Obligations of the Borrower now or hereafter existing under the Loan Documents and the Secured Hedge Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Loan Obligations”) and (ii) all of Pledgor’s obligations, if any, to pay the Crest Royalty (the “Secured Crest Obligations” and collectively with the Loan Obligations the “Secured Obligations”). Without limiting the generality of the foregoing, this

Cheniere Pledge Agreement

Agreement secures, as to the Pledgor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to any Secured Party under the Loan Documents or in respect of the Secured Crest Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Pledgor shall remain liable under the contracts and agreements included in the Pledgor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Collateral. (a) All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 8(a). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes an uncertificated security, the Pledgor will cause the Borrower either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that the Borrower will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor, such authenticated record to be in form and substance satisfactory to the Collateral Agent.

Section 5. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. The Pledgor has only the trade names listed on Schedule I hereto. The Pledgor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to the Pledgor is true and accurate in all respects. The Pledgor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

Cheniere Pledge Agreement

(b) All Collateral consisting of certificated securities and instruments has been delivered to the Collateral Agent.

(c) The Pledgor is the legal and beneficial owner of the Collateral of the Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor or any trade name of the Pledgor as debtor with respect to such Collateral is on file in any recording office, except (i) such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, (ii) as may have been filed in favor of Collateral Agent or Crest relating to the Secured Crest Obligations or (iii) as otherwise permitted under the Credit Agreement.

(d) The Pledged Equity pledged by the Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, the Pledgor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor. If the Pledgor is an issuer of Pledged Equity, the Pledgor confirms that it has received notice of such security interest.

(e) The Initial Pledged Equity pledged by the Pledgor constitutes 100% of each series and each class of issued and outstanding Equity Interests of the Borrower.

(f) All filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC) necessary to perfect the security interest in the Collateral of the Pledgor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Pledgor, securing the payment of the Secured Obligations.

(g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 4, which actions have been taken and are in full force and effect or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

Cheniere Pledge Agreement

Section 6. Further Assurances and Covenants. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Pledgor. Without limiting the generality of the foregoing, the Pledgor will promptly with respect to Collateral of the Pledgor: (i) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder; (ii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Collateral that constitutes certificated securities, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; (iii) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (iv) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Pledgor under this Agreement has been taken.

(b) The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto covering the Collateral, in each case without the signature of the Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) The Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of the Pledgor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d) The Pledgor will ensure that the LLC Agreement provides at all times that: (i) the consent of the Independent Manager is required to (A) file, consent to the filing of, or join in any filing of, a bankruptcy or insolvency petition, or otherwise institute insolvency proceedings, (B) dissolve, liquidate, consolidate, merge, or sell all or substantially all of the assets of the Borrower; (C) engage in any other business activity, and (D) amend the LLC Agreement; (ii) the Borrower will not be dissolved and its affairs will not be wound up solely upon the withdrawal or termination of a member (other than the last remaining member); (iii) if the Borrower is dissolved, the Borrower’s assets will not be liquidated without the consent of 100% of the Lenders and that the Secured Parties shall be entitled to continue to exercise and

Cheniere Pledge Agreement

pursue all of their rights and remedies under the Loan Documents and retain the Collateral until the Obligations have been paid in full or otherwise completely discharged; and (iv) in making any decisions for the Borrower, the Independent Manager shall be required to consider the interests of the Agents, the Lenders and the Hedge Banks.

(e) The Pledgor will not cause the Borrower to file a voluntary petition under any Bankruptcy Laws or other insolvency laws unless, and only unless, such filing has been authorized in accordance with the LLC Agreement.

(f) The Pledgor will cause the Borrower to have at all times at least one Independent Manager.

(g) The Pledgor will not cause the Borrower to create or acquire any Subsidiaries other than the Subsidiaries of the Borrower existing on the Closing Date.

Section 7. Post-Closing Changes. The Pledgor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 5(a) without first giving at least 30 days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Pledgor will not become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days’ prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent’s security interest in the Collateral will be maintained. The Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

Section 8. Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights of the Pledgor pertaining to the Collateral consisting of Equity Interests or any part thereof for any purpose; provided however, that the Pledgor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof.

(ii) To the extent permitted by the Credit Agreement, the Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Collateral of the Pledgor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

Cheniere Pledge Agreement

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of a Default under Section 6.01(f) of the Credit Agreement or an Event of Default:

(i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall, upon notice to the Pledgor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

Section 9. Transfers and Other Liens; Additional Shares. (a) The Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create, incur, assume or suffer to exist to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement.

Cheniere Pledge Agreement

(b) The Pledgor agrees that it will (i) cause the Borrower not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of the Borrower as Collateral.

Section 10. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

The above appointment of Collateral Agent as Pledgor’s attorney-in-fact shall be effective only during any period in which a Default or Event of Default shall be continuing.

Section 11. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14.

Section 12. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or

Cheniere Pledge Agreement

more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of the Pledgor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 13. Remedies. If (x) any Event of Default shall have occurred and be continuing or (y) a Crest shall have given the Collateral Agent a Crest Default Remedy Instruction:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of any of the Pledgors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. It shall be a condition precedent to any sale or transfer of the Collateral to any purchaser or transferee, that such purchaser or transferee enter into an assumption agreement substantially in the form of the assumption and adoption dated May 9, 2005 which is one of the Crest Settlement Documents unless, at the time of each such transfer, Cheniere or any of its direct or indirect affiliates, joint ventures, and subsidiaries that are involved in the LNG business have under contract at one or more LNG facilities it retains, the right and obligation to process and receive a tariff for processing at least one Bcf of gas per day, for a period of at least five years following such transfer of assets. To the extent any purchaser or transferee is required to enter into any such assumption agreement, it shall be assigned the benefits of the Crest Cheniere Indemnity.

Cheniere Pledge Agreement

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(i) first, if in connection with a Crest Default Remedy Instruction, to the extent that the Crest Royalty or any portion thereof for any year becomes due and payable after the expiration of all applicable cure and grace periods and has not been paid by any other Person prior to the expiration of all applicable cure and grace periods and the Pledgor is required to pay such past due Crest Royalty or portion thereof (the “Pledgor’s Past Due Crest Royalty Amount”), paid to Crest for payment of the Pledgor’s Past Due Crest Royalty Amount;

(ii) second, paid to the Agents for any amounts then owing to the Agents pursuant to Section 8.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents; and

(iii) third, ratably paid to the Lenders and the Hedge Banks, respectively, for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders and the Hedge Banks, provided that, for purposes of this Section 13, the amount owing to any such Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount therefore accrued and unpaid) shall be deemed to be equal to the Agreement Value therefor.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms

Cheniere Pledge Agreement

less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner.

(e) Notwithstanding anything to the contrary, the exercise of any remedies in respect of the Collateral related to a Pledgor’s Past Due Crest Royalty Amount or in connection with a Crest Default Remedy Instruction shall be subject to the prior exercise of remedies under the Security Agreement.

Section 14. Indemnity and Expenses. (a) The Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of the Pledgor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 15. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 16. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of the Pledgor, addressed to it at its address set forth opposite the Pledgor’s name on the signature pages hereto or on the signature page to the Pledge Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, sent by electronic mail or

Cheniere Pledge Agreement

otherwise, be effective when deposited in the mails, telecopied, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 17. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Loan Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Secured Hedge Agreements, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

Section 18. Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of the Pledgor in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the release of such item of Collateral from the security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) the Pledgor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of the Pledgor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

(b) Upon the latest of (i) the payment in full in cash of the Loan Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Collateral Agent will, at the applicable Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Cheniere Pledge Agreement

Section 19. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor or any other Loan Party or whether the Pledgor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (the Pledgor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the release or reduction of liability of the Pledgor or other grantor or surety with respect to the Secured Obligations; or

(h) any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other Pledgor or a third party grantor of a security interest.

Cheniere Pledge Agreement

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

Section 20. Subordination of Liens. The parties hereto intend that the security interests created under this Agreement in favor of the Collateral Agent to the extent for the benefit of the Secured Lender Parties shall be effectively subordinate to the security interests created under this Agreement in favor of the Collateral Agent to the extent for the benefit of Crest, by virtue of Crest having prior rights and interests in the Collateral pursuant to the provisions of Section 13 hereof. By its acceptance of the benefits hereof, Crest acknowledges and agrees that the Liens created in favor of the Collateral Agent for the benefit of the Secured Lender Parties to secure the Secured Loan Obligations are permitted under the Crest Settlement Documents.

Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Cheniere Pledge Agreement

Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 25. Waiver of Jury Trial. The Pledgor irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

Cheniere Pledge Agreement

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CHENIERE LNG-LP INTERESTS, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Address for Notices:

Cheniere LNG-LP Interests, LLC
717 Texas Avenue
Suite 3100
Houston, TX 77002

Cheniere Pledge Agreement

Schedule I to the

Pledge Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,

JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION

NUMBER

Pledgor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.	Trade Names

Cheniere Pledge Agreement

Schedule II to the

Pledge Agreement

PLEDGED EQUITY

Part I

Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Cheniere Pledge Agreement

Schedule III to the

Pledge Agreement

CHANGES IN NAME, LOCATION, ETC.

1.	Changes in the Pledgor’s Name (including new Pledgor with a new name and names associated with all predecessors in interest of the Pledgor):

	Pledgor	Changes

2.	Changes in the Pledgor’s Location:

	Pledgor	Changes

3.	Changes in the Pledgor’s Chief Executive Office:

	Pledgor	Changes

4.	Changes in the Type of Organization:

	Pledgor	Changes

5.	Changes in the Jurisdiction of Organization:

	Pledgor	Changes

6.	Changes in the Organizational Identification Number:

	Pledgor	Changes

Cheniere Pledge Agreement